UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2013

AMARANTUS BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-148922	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

675 Almanor Ave Sunnydale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Prepared By:

Sunny J. Barkats, Esq.

JSBarkats, PLLC

18 East 41st Street, 19th Floor

New York, NY 10017

P: (646) 502-7001

F: (646) 607-5544

www.JSBarkats.com

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the possible benefits of MANF therapeutic applications and/or advantages presented by Amarantus’ PhenoGuard technology, as well as statements about expectations, plans and prospects of the development of Amarantus’ new product candidates. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the risks that the anticipated benefits of the therapeutic drug candidates or discovery platforms, as well as the risks, uncertainties and assumptions relating to the development of Amarantus’ new product receivable in candidates, and in other filings Amarantus periodically makes with the U.S. Securities and Exchange Commission. Actual results may differ materially from those contemplated by these forward-looking statements and Amarantus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this presentation.

Section 8 – Other Events

Item 8.01. Other Events.

On March 4, 2013, Amarantus Bioscience, Inc., a Delaware corporation (“Amarantus” or the “Company”), terminated that certain non-binding Letter of Intent (the “LOI”), dated June 30, 2012, entered into by and between the Company and Rainbow Biosciences, LLC, a wholly-owned subsidiary of Rainbow Coral Corp. (OTCBB:RBCC).  Pursuant to the terms of the LOI, the two companies were to investigate the feasibility of a joint venture, purchase or partnership to develop and commercialize the Company’s intellectual property.  Upon further consideration of the proposed transaction, the Company elected to terminate the LOI prior to the consummation of a definitive agreement that would have defined the terms of any joint venture, purchase or partnership.  Amarantus has not received funding from RBCC and the parties have never entered into any formal agreement to further the development and commercialization of the Company’s intellectual property with RBCC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE, INC.

Date: March 4, 2013	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer